AMENDMENT OF REINSURANCE AGREEMENT


1.  Introduction

By this agreement (sometimes referred to herein as the or this "Amendment"), American Capitol Insurance Company (sometimes referred to herein as the "Company") and Republic-Vanguard Life Insurance Company (sometimes referred to herein as the "Reinsurer") make certain changes or amendments ("amendments") to that certain agreement (referred to hereinafter as the "Reinsurance Agreement") heretofore made between them which was entitled "Reinsurance Agreement," having an effective date of January 1, 1998, and was assigned a "Treaty #" of UL98-OCO. The parties to this Amendment and the parties to the Reinsurance Agreement are the same. The Reinsurance Agreement is incorporated herein by reference thereto for all purposes.

2.  Purposes of this Amendment

The purposes of this Amendment are as follows:

(a) To decrease the Reinsurer monthly experience refund from 30% to 15%. [3(a) below]

(b) To decrease the monthly "risk charge" from 0.27% to 0.25%. [3(b) below]

(c)  To decrease the "Additional Recapture Amount." [3(c) below]

(d) To transfer the segregated assets supporting the policy reserves from a "modified" segregated asset account held by the Reinsurer to a Trust (hereinafter identified) established by the Company to be held in trust as set forth in the Trust Agreement hereinafter identified, and to note and agree upon the effect of this Amendment on language in the Reinsurance Agreement. [3(d) below]

(e) To restate the experience refund calculation as of January 1, 2002, to incorporate the effect of certain items agreed upon by the parties for such purpose. [3(e) below]

(f) To confirm that in all other respects the Reinsurance Agreement is not changed, and that any disagreements and/or claims that the Company and the Reinsurer have regarding each other, if any, are resolved and settled. [3(f) below]

3.   Amendments

The Reinsurance Agreement is hereby amended as follows:

(a)	Schedule C attached to and incorporated into the Reinsurance
Agreement and entitled "Experience Refund Formula" has a Section C.01 entitled "Retrocession Option." Immediately following the first sentence (paragraph), the following paragraph is added:

	Upon retrocession as described above, all amounts to be paid by the Company to the Reinsurer as set forth in Article III and Article V of the Reinsurance Agreement shall be payable immediately thereafter by the Reinsurer to the Company, and all amounts to be paid by the Reinsurer to the Company as set forth in Article III and Article V of the Reinsurance Agreement shall be payable immediately thereafter by the Company to the Company, recognizing that the "retrocession" is in effect adding another coinsurance step such that the subject policies reinsured by the Reinsurer are, by retrocession, simultaneously reinsured by the Company.

Following immediately thereafter in said Section C.01, the sentence reads as follows:

"Upon the retrocession described above, the Company agrees to pay the Reinsurer a monthly experience refund, payable as part of the first monthly settlement for which the following formula experience produces a positive amount, in the amount of 30% of such positive amount and during the subsequent 120 calendar months that then produce a positive amount in the amount of 30% of such then positive amount."

Said sentence is hereby deleted and replaced with the following:

"Upon the retrocession described above, the Company agrees to pay the Reinsurer a monthly experience refund, payable as part of the first monthly settlement for which the following formula experience produces a positive amount, in the amount of 15% of such positive amount and during the subsequent 120 calendar months that then produce a positive amount in the amount of 15% of such then positive amount. Beginning immediately after the retrocession described above, said amount of 15% of such positive amount as it accrues each month may be withdrawn by the Beneficiary from the Trust within ten (10) days following the completion of the experience refund calculation as set forth in Section C.02, and 85% of such positive amount as it accrues each month may be withdrawn by the Grantor from the Trust within ten (10) days following the completion of the experience refund calculation as set forth in Section C.02. Upon the retrocession described above, for any month in which the experience refund calculation results in a negative amount (or 'loss' for that month), within ten (10) days following the completion of the experience refund calculation as set forth in
Section 3.02, the Company shall pay cash into the Trust equal to the amount of such negative experience, in order to establish an experience refund carryforward equal to zero for the subject month."

(b)	Schedule C attached to and incorporated into the Reinsurance
Agreement and entitled "Experience Refund Formula" has a Section C.04 entitled "Maximum Reinsurer's Profit Retention" in which the sentence therein reads as follows:

"The Reinsurer agrees to limit the maximum profit it retains from the earning on the Policies, if any, to an amount equal to 0.27% of the negative experience carryforward, as defined in Schedule C.02, as of the end of such month for which this calculation is being made, commencing with the month ending January 31, 1998 and for every month thereafter for the duration of this Agreement."

Said sentence in Section C.04 is hereby deleted and replaced with the following sentence:

"The Reinsurer agrees to limit the maximum profit it retains from the earning on the Policies, if any, to an amount equal to 0.25% of the negative experience carryforward, as defined in Schedule C.02, as of the end of such month for which this calculation is being made, commencing with the month ending April 30, 2001 and for every month thereafter for the duration of this Agreement."

(c)	Schedule E attached to and incorporated into the Reinsurance
Agreement and entitled "Additional Recapture Amount" has two paragraphs, and the first paragraph, consisting of one sentence, reads as follows:

"In the event the Company elects to recapture the Policies prior to the date falling ten (10) years after the date on which the Negative Experience Refund Carryforward first reaches zero, other than for a reason specified in Article IX, the amount due from the Reinsurer to the Company as part of the terminal monthly cash settlement specified in paragraph 9.01(b) shall be reduced by the amount listed below (the "Additional Recapture Amount"), which shall be calculated as $1,750,000 less the sum of the Retained Experience Profits, as defined below, received by the Reinsurer prior to the effective date of such recapture."

Said sentence in Section C.04 is hereby deleted and replaced with the following 2 sentences:

"In the event the Company elects to recapture the Policies prior to the date on which the Negative Experience Refund Carryforward first reaches zero, other than for a reason specified in Article IX, the amount due from the Reinsurer to the Company as part of the terminal monthly cash settlement specified in paragraph 9.01(b) shall be reduced by $1,000,000. However, in the event the Company elects to recapture the Policies after the date on which the Negative Experience Refund Carryforward first reaches zero and prior to the date falling ten (10) years after the date on which the Negative Experience Refund Carryforward first reaches zero, other than for a reason specified in Article IX, the amount due from the Reinsurer to the Company as part of the terminal monthly cash settlement specified in paragraph 9.01(b) shall be reduced by the amount listed below (the "Additional Recapture Amount"), which shall be calculated as $875,000 less the sum of the Retained Experience Profits, as defined below, received by the Reinsurer prior to the effective date of such recapture."

(d)	The parties agree that the segregated assets (to be modified as hereinafter set forth) that have been held by the Reinsurer in a segregated assets account as set forth in Section 3.01 of the Reinsurance Agreement will be transferred to a Trust established by the Company (hereinafter referred as the "Trust") and held, managed and distributed in accordance with the agreement by which the Trust is established (hereinafter referred to as the "Trust Agreement"), a copy of which is attached hereto as Exhibit 3(d)-1 and incorporated herein by reference thereto for all purposes. Simultaneously, the Company shall establish an account payable by the Company to the Reinsurer in an amount which shall be FORTY ONE MILLION, THREE HUNDRED FORTY THOUSAND, SEVEN HUNDRED NINETY SEVEN DOLLARS ($41,340,797). Notwithstanding anything to the contrary contained in the Reinsurance Agreement, with reference to the bonds shown to exist in the segregated assets account as of December 31, 2001 (as shown on Exhibit 3(d)-2 attached hereto) the Reinsurer shall remove all bonds shown on Exhibit 3(d) - 2 which are indicated thereon by a check-mark, next to which are initials of the individuals signing this Amendment on behalf of the parties, and in lieu of such bonds, the Reinsurer shall substitute cash in an amount equal to the book value of such bonds as of December 31, 2001. There shall be no gains or losses recognized in the Net Investment Income as defined in
Section 10.16 (as amended below) of the Reinsurance Agreement as a result of removing said bonds, or in respect to any bonds removed during the month of December, 2001, such that no gains or losses will be recognized in the calculation of the experience refund formula as set forth in Schedule C of the Reinsurance Agreement as a result of removing said bonds. Exhibit 3(d)-3 sets forth the assets to be transferred by the Reinsurer to the Trust, setting forth therein the book value of all such assets as of the date of transfer, which is incorporated herein by reference thereto for all purposes. Regarding the bonds included in the assets transferred by the Reinsurer to the Trust, all interest payments received thereon by the Beneficiary for the month of January, 2002, and thereafter, shall be paid by the Reinsurer to the Trust promptly following receipt of same. In view of the agreement effected by this Amendment to redefine the segregated assets as stated above and to transfer the segregated assets from a segregated assets account held by the Reinsurer to a Trust established by the Company as stated above, the parties note and agree upon the following changes in the Reinsurance Agreement that are affected by the aforesaid segregated assets change:

(i)	Section 3.01 of the Reinsurance Agreement contemplates a payment by the Company to the Reinsurer on the Effective Date of the Reinsurance Agreement, and that the payment be held, invested and managed by the Reinsurer as a segregated asset in a "segregated asset account" as set forth therein. A sentence contained in Section 3.01 states: "Such segregated asset account shall be maintained for the duration of this agreement and the assets housed therein, as defined herein, shall be separate and distinct from any other assets of the Reinsurer." The parties acknowledge that Reinsurer has complied with the requirement stated in said sentence, but hereby agree that the segregated assets (modified as set forth above) shall be transferred to the Trust, and that thereafter such segregated assets shall be held, managed, and distributed in trust in accordance with the terms and conditions of the Trust Agreement. Reinsurer agrees to commence the transfer of said assets no later than January 18, 2002, and to complete said transfer with commercially reasonable diligence. Further, Reinsurer shall make a wire transfer of the cash portion of the segregated assets account to the Trust on January 18, 2002.

(ii)	Sections 3.02 of the Reinsurance Agreement recognizes that the
Reinsurer paid a consideration to the Company as stated therein. Sections 3.03 through 3.09 of the Reinsurance Agreement contain requirements regarding amounts to be paid by the Company to the Reinsurer, and amounts to be paid by the Reinsurer to the Company, and
Section 5.03 provides for monthly cash settlements relating to said payables. In addition to the amounts to be paid by the Grantor and the Beneficiary to each other as set forth in Sections 3.03 through 3.09, and Section 5.03, as aforesaid, the following shall be included in the monthly cash settlement: (A) the Grantor shall pay to the Beneficiary each month the Net Investment Income (as defined in Section 10.16 as amended herein) on the Trust Assets by leaving same in the Trust for the benefit of the Beneficiary as it is collected by the Trustee, and (B) on behalf of the Beneficiary, the Trustee shall pay to the Grantor each month the amount of the investment expenses calculated pursuant to
Section 10.16 as amended herein, which will include the fees incurred by Grantor for an outside investment management service, subject to the limitation set forth in said Section 10.16. The parties hereby agree that any payments to be made by the Company to the Reinsurer following December 31, 2001, shall instead be made by the Company to the Trust, and any payments to be made by the Reinsurer to the Company shall instead be made by the Trust to the Reinsurer, as set forth in the Trust Agreement. Except for the changes stated in the immediately preceding two sentences, no change is made in said Sections 3.02 through 3.09.

(iii)	Section 5.02 of the Reinsurance Agreement is deleted, and in its place the reporting requirement is stated in the Trust Agreement.

(iv)	Section 10.16 of the Reinsurance Agreement (entitled "Net
Investment Income") reads as follows:

"For purposes of this Agreement the term Net Investment Income as used for the experience refund calculation in Schedule C.03 shall mean the result of: a) the amount of gross investment income earned on the segregated asset account during the month calculated in a manner consistent with the calculation of such amounts in Column 7, of Exhibit 2 of the Company's NAIC convention blank, plus, b) any realized capital gains for such month on such assets or (less) any realized capital losses for such month on such assets, less, c) the investment expenses as calculated for Exhibit 2, lines 11 and 12 of the Company's NAIC Convention Blank on such assets (except that such investment expenses shall not exceed .125% on an annual basis of the average balance of the segregated asset account defined in Schedule D), plus, d) the amount of investment income paid to the Reinsurer by the Company on the outstanding policy loans on the policies as defined in 3.08."

Said Section 10.16 of the Reinsurance Agreement is hereby deleted and replaced by the following Section 10.16:

"For purposes of this Agreement the term Net Investment Income as used for the experience refund calculation in Schedule C.03 shall mean the result of: (a) the amount of gross investment income earned on the Trust assets during the month calculated in a manner consistent with the calculation of such amounts in Column 7, of
Exhibit 2 of the Company's NAIC convention blank, plus (b) any realized capital gains for such month on such assets, less (c) any realized capital losses for such month on such assets, less (d) the investment expenses as calculated for Exhibit 2, lines 11 and 12 of the Company's NAIC Convention Blank on such assets (except that such investment expenses shall not exceed .125% on a quarterly basis of the average balance of the Trust assets, plus (e) the amount of investment income paid to the Reinsurer by the Company on the outstanding policy loans on the policies as defined in 3.08."

(v)	Schedule D of the Reinsurance Agreement contemplates that the segregated assets are to be housed in a segregated asset account, as provided in Section 3.01 of the Reinsurance Agreement (and amended hereinabove in Section 3(e) of this Amendment), but the parties hereby agree that the segregated assets (modified as set forth above) shall be transferred to the Trust as set forth in Section 3(e) of this Amendment. Said Schedule D is hereby deleted.

(vi)	Schedule F of the Reinsurance Agreement sets forth investment guidelines applicable to the management and investment of the segregated assets by the Reinsurer. The parties acknowledge that, in accordance with Section 3(e) of this Amendment, said segregated assets (modified as set forth above) are to be transferred to the Trust to be managed by the Company, and that the Trust Agreement contains all investment guidelines applicable to the management of the assets held in the Trust. Accordingly, Schedule F is hereby deleted.

(vii)	The Company shall establish on its books, beginning at the
time of the completion of the transfer by Reinsurer of the segregated assets to the Trust as contemplated by the first paragraph of this Section (e), and maintain thereafter as of the end of each month, a liability to reflect a payable to the Reinsurer equal to: the Reserves as defined in 10.01 as of the end of such month for which the calculation is made, less the outstanding policy loans as defined in
3.08 as of the end of such month for which the calculation is made, less the amount of due and deferred asset (net of the advance premium liability) as of the end of such month for which the calculation is made, less the absolute value of the negative experience refund carryforward, as defined in C.02, if any. The Reinsurer shall be entitled to reflect an asset equal to the same amount as a receivable from the Company.

(e)	The parties have agreed to adjustments affecting the experience refund calculations through December 31, 2001, relating to (i) the decrease in the "risk charge" effective May, 2001, and (ii) the sale of the Xerox bonds in May, 2001, and (iii) interest on the cash portion of the segregated assets, as set forth in this subsection, which result in a negative experience refund carryforward amount as of November 30, 2001, equal to THREE MILLION, NINE HUNDRED SEVEN, SIX HUNDRED EIGHTY ONE DOLLARS ($3,907,681). It is hereby stipulated that, as of December 31, 2001, there are no further adjustments affecting the negative experience refund carryforward amount and that said amount is correct as of January 1, 2002. Net Investment Income for December, 2001, relating to the cash portion of the segregated assets shall take into account the removal of certain bonds as provided in Section 3(d) above. The Reinsurer shall be entitled to the income on said removed bonds for the month of December, and cash substituted therefor shall be deemed to have been in the form of cash during all of December, 2001, which, for the purpose of the calculation of Net Investment Income for December, 2001, shall be credited with interest thereon at the rates that correspond to the rates of interest attributable to said removed bonds; the amount of cash replacing the value of the Xerox bonds that were sold shall be credited with interest thereon at the rate of said Xerox bonds for purpose of calculating the Net Investment Income for the month of December, 2001; and the balance of the cash portion of the segregated assets account shall bear interest at the rate of 3.1% for the purpose of calculating the Net Investment Income for the month of December, 2001. For the period beginning January 1, 2002, to the date on which the Trust receives the subject cash, the same interest calculations as stated in the immediately preceding sentence shall be added to the cash portion of the funds to be transferred by the Reinsurer to the Trust as identified on Exhibit 3(d)-3 attached hereto.

(f)	The parties acknowledge that they have discussed issues regarding whether or not the Reinsurer has violated provisions of the Reinsurance Agreement relating to Schedule F, and in connection with such discussions, they agreed to make the amendments to the Reinsurance Agreement contained in this Amendment. Without admitting that there have been any violations by either party of any provision whatsoever of the Reinsurance Agreement, the parties hereby agree that any disputes or disagreements that may have arisen between them prior to the effective date hereof are hereby resolved, compromised, and settled.

4.	Counterparts

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same agreement, which shall be sufficiently evidenced by any one counterpart.

5.	Effective Date

The Effective Date of this Amendment is January 1, 2002.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered to each other by their duly authorized officers.


American Capitol Insurance Company

By:      /s/William F. Guest
	--------------------------
	William F. Guest, Chairman


Republic-Vanguard Life Insurance Company

By:      /s/Yves Corcos
	---------------------------
	Yves Corcos, Chief Executive Officer